UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Comstock Holding Companies, Inc.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

COMSTOCK HOLDING COMPANIES, INC.
1900 Reston Metro Plaza, 10th Floor
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2023
To the stockholders of Comstock Holding Companies, Inc.:
The 2023 Annual Meeting of Stockholders of Comstock Holding Companies, Inc. (the "Company"), a Delaware corporation, will be held at Comstock's corporate headquarters, located at 1900 Reston Metro Plaza, Reston, Virginia 20190, on Wednesday June 14, 2023, at 9:00 a.m. local time in the building's 2nd floor conference center.
The purpose of this meeting is to consider and vote on the following matters, each described in further detail within the proxy statement accompanying this notice:
1.To elect three directors to each serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.To ratify the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To cast a non-binding, advisory vote to approve the 2022 compensation of our named executive officers; and
4.To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed April 17, 2023 as the record date for determining shareholders that are entitled to receive notice of, and to vote at, the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof.
Your vote is important. All stockholders are invited to attend the meeting and vote in person. If you are unable to attend, please vote your proxy promptly to ensure your shares are properly represented. You can vote by Internet, by telephone, or by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope provided. Stockholders who vote by proxy may still attend the meeting, revoke their proxy, and vote their shares in person.

By Order of the Board of Directors,

Jubal R. Thompson
General Counsel and Secretary
Reston, Virginia
May 1, 2023

Important Notice Regarding the Availability of Proxy Materials for the
2023 Annual Meeting of Stockholders to be held on June 14, 2023:
The Proxy Statement and the 2022 Annual Report are available at www.proxydocs.com/CHCI.
1

COMSTOCK HOLDING COMPANIES, INC.
1900 Reston Metro Plaza, 10th Floor
Reston, Virginia 20190

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
The Comstock Holding Companies, Inc. ("Comstock" or the "Company") 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at Comstock's corporate headquarters, located at 1900 Reston Metro Plaza, Reston, Virginia 20190, on Wednesday June 14, 2023, at 9:00 a.m. local time in the building's 2nd floor conference center. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Comstock Holding Companies, Inc. of proxies from the holders of our common stock, par value $0.01 per share, for use at our 2023 Annual Meeting of Stockholders or at any adjournment or postponement of the Annual Meeting.
Stockholders of record at the close of business on April 17, 2023, are entitled to receive notice of, and to vote at the Annual Meeting. As of the record date there were 9,392,186 shares of Class A common stock and 220,250 shares of Class B common stock outstanding. Each holder of our Class A common stock may cast one (1) vote per share held on all matters to be voted on at the Annual Meeting. Each holder of our Class B common stock may cast fifteen (15) votes per share held on all matters to be voted on at the Annual Meeting. A list of our stockholders will be available at our headquarters (1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190) for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself.
This proxy statement and form of proxy are first being mailed on or about May 1, 2023 to all stockholders entitled to vote at the meeting. Stockholders should review the information provided in this Proxy Statement in conjunction with our 2022 Annual Report that accompanies this Proxy Statement. In this Proxy Statement, we refer to Comstock Holding Companies, Inc. as “we,” “our,” "Comstock," and the “Company.” This Proxy Statement and the 2022 Annual Report are also available to be viewed and downloaded at www.proxydocs.com/CHCI.
Purpose of Annual Meeting
At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of the (1) election of three directors; (2) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) approval of the compensation of our named executive officers on a non-binding, advisory basis; and (4) any other matters that properly come before the meeting.
Board Recommendations
As more fully discussed under “Summary of Business Matters to be Voted On,” our Board recommends: (1) a vote FOR the election of the respective nominees for director named in this Proxy Statement; (2) a vote FOR the ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023; and (3) a vote FOR approval of the executive compensation.
Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this Proxy Statement; (2) FOR the ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023; and (3) FOR approval of the compensation of our named executive officers. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

Attendance at the Annual Meeting
All of our stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that shares held in “street name” (that is, through a broker or other nominee) require a copy of a brokerage statement evidencing stock ownership as of the record date.
Voting Rights and Quorum
Holders of Class A common stock as of the record date are entitled to one vote per share on each matter that is submitted to stockholders for approval. Holders of Class B common stock as of the record date are entitled to fifteen (15) votes per share on each matter that is submitted to stockholders for approval.
The presence at the Annual Meeting, in person or by proxy, of the holders of Class A and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Voting Requirements
The election of the director nominee(s) named in this Proxy Statement requires the affirmative vote of shares of common stock, representing a plurality of the votes cast for such election at the Annual Meeting. Stockholders may vote “for” the director nominee(s) or “withhold” authority to vote for the nominee(s). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.
The ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm and the approval of the compensation of our named executive officers require the affirmative vote of shares of common stock representing a majority of votes cast on each such proposal at the Annual Meeting. Stockholders may vote “for,” “against” or “abstain” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for these proposals. Although our Board intends to carefully consider the stockholder vote on the ratification of the selection of Grant Thornton, LLP and the compensation of our named executive officers, such votes are not binding and are advisory in nature.
Effect of Not Voting
If you are a stockholder of record and do not vote over the Internet, by telephone, or by completing and returning your proxy card, your shares will not be voted. If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether Nasdaq deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation. Accordingly, of the proposals up for voting at this Annual Meeting, your broker, bank, or other nominee may only vote your shares on the ratification of the appointment of our independent registered public accounting firm.
Voting Methods
If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by proxy over the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card. Voting instructions for each method are provided on the proxy card contained in the proxy materials.

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you come to the meeting, you can vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

Revocability of Proxies
Any person giving a proxy may revoke their proxy at any time before its use by delivering either a written notice of revocation, a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Solicitation Costs
This solicitation is being made by, and on behalf of, the Company's Board of Directors and all costs of preparing and delivering this Proxy Statement and the corresponding proxy materials will be paid for by the Company. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without compensation for the solicitation.

SUMMARY OF PROPOSALS TO BE VOTED ON
PROPOSAL 1:
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation and Bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board. Presently, the number of directors is fixed at seven and the Board has no vacancies. Our Board is divided into three classes, each which stand for election at the expiration of their respective three-year term. At each annual meeting of stockholders, director(s) whose term(s) are expiring will be nominated for re-election or succeeded by one or more nominee(s).

The following directors have terms expiring at the 2023 Annual Meeting of Stockholders and are being nominated by the Board for re-election:

David M. Guernsey
James A. MacCutcheon
Robert P. Pincus
Unless otherwise instructed, proxy holders will vote the proxies received by them for the nominee named above. In the event that the nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unable, or will decline, to serve as a director.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

About Our Board of Directors
Current Nominees
David M. Guernsey, 74, has been a Board member of our Board since 2004 and is a member of the Compensation Committee. Mr. Guernsey is the founder and CEO of Guernsey, Incorporated (“Guernsey”), one of the largest independent suppliers of products for the workplace in the United States, including, without limitation, Healthcare, Industrial, Traditional Office, and Educational workplaces. Guernsey’s Interiors by Guernsey division offers furniture for every workplace, including, without limitation, design, assembly, delivery and installation services. Previously, Mr. Guernsey served as Vice-Chairman of Virginia Commerce Bank, which was acquired by United Bank in 2014, and is a former Chairman of the National Federation of Independent Business (NFIB). Mr. Guernsey currently serves on the Region Seven Council for GO Virginia (a Virginia state initiative), on the Board of the Northern Virginia Chamber of Commerce and on the Board of the Northern Virginia Transportation Alliance.
The Company believes Mr. Guernsey’s extensive experience with public companies, broad management and market expertise, and his success as an entrepreneur qualifies him to serve as a member of our Board.
James A. MacCutcheon, 69, has been a Board member since 2004 and serves as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. MacCutcheon is a private investor and advisor to public and private businesses. Mr. MacCutcheon served on the Board of Directors of SunBridge Capital Management, LLC from 2008 to April 2014 and served as the President and Chief Executive Officer of Sunburst Hospitality Corporation from September 2000 until July 2007. Among his philanthropic activities, Mr. MacCutcheon has previously served as Vice Chairman of Children’s National Medical Center and Chairman of its Hospital Board. Mr. MacCutcheon was an audit partner at a major accounting firm from 1984 through 1987.
The Company believes Mr. MacCutcheon’s executive management, financial and public accounting experience, across a variety of industries, adds significant value and diversity of experience to our Board and qualifies him to serve as a member of our Board.
Robert P. Pincus, 75, has been a Board member since June 2005 and is a member of the Audit Committee. Mr. Pincus served as Vice Chairman of EagleBank and Eagle Bancorp, a community business bank located in Bethesda, Maryland, from 2008 through 2017. Prior to joining EagleBank in August 2008, upon the acquisition of Fidelity & Trust Financial Corporation and its wholly owned subsidiary, Fidelity & Trust Bank (“F&T Bank”), Mr. Pincus served as Chairman of F&T Bank from 2005. Mr. Pincus was President and Chief Executive Officer of Franklin National Bank of Washington, D.C. until its acquisition by BB&T after which Mr. Pincus continued with BB&T as a Regional President. Mr. Pincus was further a Regional President of the D.C. Metropolitan region of Sovran Bank until its acquisition by Bank of America for whom Mr. Pincus served as a Regional President following the acquisition. During his tenure as a director on the boards of 25 non-profit institutions serving disadvantaged children in the greater D.C. Metropolitan region, through his numerous efforts Mr. Pincus helped to raise over $25 Million for these institutions and the children they serve. Mr. Pincus has further served on the boards of six for-profit organizations, including the Company. Mr. Pincus was a Trustee of the University of Maryland Foundation, Inc. Mr. Pincus has previously been acknowledged by the business community in the D.C. Metropolitan region as Entrepreneur of the Year, Washingtonian of the Year, and was elected to the Washington Business Hall of Fame.
The Company believes Mr. Pincus’ wealth of experience in commercial and investment banking qualifies him to serve as a member of our Board.
Continuing Directors with Terms Expiring in 2024
Socrates Verses, 64, has been a Board member since 2005 and serves as the Chairman of the Compensation Committee. He currently serves as a Managing Partner for Bright Peaks Capital, a diversified investment group focused on technology and real estate offerings. For many years, Mr. Verses served as the Chief Executive Officer of Netcordant, Inc., a web application optimization company. Prior to that, he was the President and Chief Executive Officer of Realeum, Inc., an asset management and business integration software company, from 2001-2008.
The Company believes Mr. Verses’ extensive executive- level experience in technology and business development qualifies him to serve as a member of our Board.
Ivy Zelman, 55, has been a Board member since 2021 and serves as a special independent director to the Company. Ms. Zelman founded Zelman & Associates in 2007, which was acquired by Walker & Dunlop in 2021, resulting in a new joint venture entity, WDIB, LLC in which Ms. Zelman holds a minority interest. Prior to founding Zelman & Associates, Ms. Zelman served as a

Managing Director at Credit Suisse First Boston from 1998 to 2007, where she focused on housing-related research. From 1990-1997, Ms. Zelman was an equity research analyst at Salomon Brothers. She is a widely known and respected thought leader on all aspects of the housing spectrum and what the overall housing market means for investors, homebuilders, industry executives and the economy at large. She frequently appears on television shows such as CNBC and in major publications including "The Wall Street Journal", and has acted as a key witness in a congressional hearing. Ms. Zelman's speaking engagements include industry conferences, board meetings, podcasts or special events for organizations such as Bloomberg, CNBC, National Association of Homebuilders, National Association of Realtors, Mortgage Banking Association, Moody's, PropTech, CEO Summet, and more. Most notably, Ms. Zelman was inducted into the Institutional Investors - America Research Team's inaugural Hall of Fame in 2012 as a result of earning eleven first place rankings (1999 through 2004, 2006 through 2007, and 2010 through 2013). Additionally, Hanley Wood, a leading real estate media firm, ranked Ms. Zelman as 14th of the Top 50 most influential persons in housing. In 2020, Ms. Zelman was included in Barron's Top 100 Women in U.S. Finance.
The Company believes Ms. Zelman's extensive executive-level experience in the multi-family and financial industries qualifies her to serve as a member of our Board.
Continuing Directors with Terms Expiring in 2025
Christopher Clemente, 62, has been a Board member since 2004. He founded the Company in 1985 and since 1992 he has served as our Chairman and Chief Executive Officer. Mr. Clemente has over 30 years of experience in all aspects of residential and commercial real estate development and over 35 years of experience as an entrepreneur.

The Company believes Mr. Clemente’s position as our Chief Executive Officer, his success as an entrepreneur, and his depth of skill and experience in residential and commercial real estate development qualifies him to serve as a member of our Board.
Thomas J. Holly, 58, has been a Board member since February 2023 and is a member of the Audit Committee. Mr. Holly is a retired partner from PricewaterhouseCoopers (“PwC”), where he recently led PwC’s U.S. Asset & Wealth Management practice that specializes in delivering holistic solutions to global multi-strategy asset managers. During his 30+ year career in public accounting, including a 25-year tenure with PwC as a partner, Mr. Holly served clients in real estate, construction, asset management services, professional sports teams, private equity, and venture capital. Mr. Holly held additional leadership positions at PwC earlier in his career, including Washington Metro Tax Market Leader, and Private Company Leader - Mid Atlantic.
The Company believes Mr. Holly's background in commercial real estate and asset management, as well as his vast knowledge and experience with capital markets transactions and commercial real estate financing, qualifies him to serve as a member of our Board.

Board of Directors Meetings, Committees, and Related Matters
Director Independence
The Board has determined each of the current Company directors, with the exception of Christopher Clemente, is "independent" according to the Nasdaq listing standards and the rules and regulations promulgated by the SEC. Mr. Clemente does not qualify as independent due to his service as the Chief Executive Officer of the Company. We believe we comply with all applicable requirements of Nasdaq and the SEC relating to director independence and the composition of the committees of our Board.
Board Committees and Meetings
Our Bylaws authorize the Board to designate one or more committees, each consisting of one or more directors of the Company. The Board has established two standing committees: an Audit Committee and a Compensation Committee. Board leadership and committee participation is summarized as follows:

	Name	Audit Committee	Compensation Committee
Christopher Clemente ◆
	David M. Guernsey		Member
	Thomas J. Holly	Member
	James A. MacCutcheon ■	Chair	Member
	Robert P. Pincus	Member
	Socrates Verses		Chair
Ivy Zelman

◆	Chairman of the Board
■	Audit Committee Financial Expert
The following provides further details on the Board's committees and their established function:

Committee	Function
Audit:	•Oversight of accounting and financial reporting processes and control environment
James A. MacCutcheon, Chair	•Assists Board with ensuring integrity of financial statements
Thomas J. Holly	•Monitors compliance with legal and regulatory requirements
Robert P. Pincus	•Selects qualified independent registered public accounting firm
•Approves scope and cost of annual audit activities
•Reviews interim review and audit results
•Monitors Company's enterprise risk management practices
Compensation:	•Reviews and makes recommendations on compensation of CEO and executive officers
Socrates Verses, Chair	•Reviews CEO recommendations on compensation for non-executive employees
David M. Guernsey	•Reviews the operations and structure of the Company's executive compensation plans
James A. MacCutcheon	•Approves engagement of third-party consultant for compensation benchmarking
•Administers and approves grants of equity awards under the Company's stock plan
Each Board committee operates under a formal charter that governs its duties and conduct and requires a majority of committee members to make a quorum and a majority of the quorum to approve committee actions. Each charter is reviewed at least annually and revised, as appropriate, to comply with changing regulatory requirements and reflect evolving best practices. A copy of each Board committee’s charter is available on our investor relations website, ir.comstock.com, along with the Company’s Corporate Governance Guidelines, a Code of Conduct, a Code of Ethics for the CEO and Senior Financial Officers, and a Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our executive office set forth in this Proxy Statement.

The following table summarizes the number of Board and Board committee meetings held in fiscal year 2022:

Number of Meetings
Board of Directors	4
Audit Committee	4
Compensation Committee	1
No incumbent director attended fewer than 75% of the aggregate of (i) the number of regular meetings of the Board held during the period he or she served on the Board and (ii) the number of regular committee meetings of the Board held during the period he or she served on these committees. We do not have a formal policy regarding director attendance at our Annual Meeting of Stockholders, but we encourage each of our directors to attend in person or virtually. All of the then current Board members except for Ms. Zelman were able to attend the 2022 Annual Meeting of Stockholders.
Director Nomination and Selection
The Board does not have a standing nominating committee. It is the Board’s view, given its relatively small size and majority of independent directors, that it is appropriate for it to select or recommend director nominees itself. Each director has the opportunity to suggest a nominee and such suggestions are comprehensively reviewed by the independent directors. Director nominees are recommended for selection by a majority of the independent directors. Prospective members of the Board must be qualified individuals who, if added to the Board, would provide sound business judgment, business experience, corporate perspectives, backgrounds and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, (ii) a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry and expertise in areas relevant to our business, and (iv) relevant experience with, and knowledge of, corporate governance practices.
The Board does not have a specific policy for consideration of nominees recommended by security holders because a significant degree of voting control relative to the Company’s outstanding equity securities is maintained by Mr. Clemente, a current executive officer and director. However, security holders can recommend a prospective nominee for the Board by writing to our corporate secretary at our executive offices and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. The Board will consider and evaluate nominees suggested by security holders using the criteria described above. There have been no nominees recommended by our stockholders for the 2023 Annual Meeting of Stockholders.
In addition to the above procedure, our bylaws provide that a stockholder may propose a director candidate to be considered and voted on at an annual meeting of stockholders by providing notice thereof to our Corporate Secretary not less than 90 calendar days, nor more than 120 calendar days, before the first anniversary of the date of the previous years’ annual meeting. This notice must set forth certain information relating to the proposed nominee as required by our Bylaws. The chairman of the meeting will determine whether a nomination set forth by such stockholder is in accordance with the procedures set forth in the Bylaws and may determine that such nomination is defective and therefore should be disregarded. We pay no fees to third parties for evaluating or identifying potential Board nominees.
Director Diversity
Although we do not have a formal diversity policy, we believe that improving our Board’s diversity will provide long-term benefits for both the Company’s and its stockholders. The Board seeks independent directors with a broad diversity of experience, professions, skills, and backgrounds that will expand the Board’s range of perspectives and enhance the critical deliberations needed when it comes to making important decisions. The Board is committed to actively seeking out highly qualified, diverse candidates as part of the director nomination and selection process, specifically evaluating the candidates ability to provide diversity in thought, viewpoints, educational and professional background, gender, race, ethnicity, national origin, sexual orientation, or other elements.
The following table sets forth the diversity statistics for our Board utilizing the standardized Nasdaq board diversity matrix, and the categories referenced in the table have the meanings as defined in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	7
Part I: Gender Identity	Female	Male
Directors	1	6
Part II: Demographic Background
White	1	6
Director Compensation
Our non-employee director compensation structure for the year ended December 31, 2022 is summarized as follows:

•Annual retainer of $65,000
•Additional retainer of $6,000 for participation in the Audit Committee
•Additional retainer of $4,000 for the Audit Committee Chair
•Additional retainer of $4,000 for the Audit Committee Financial Expert
•Additional retainer of $4,000 for participation in the Compensation Committee
•Additional retainer of $4,000 for the Compensation Committee Chair
In addition, upon joining the Board in November 2021, Ms. Zelman executed a consulting agreement to provide additional services to the Company in lieu of board committee assignments for an annual retainer of $50,000 that is payable annually in arrears in the form of cash or an equivalent value of restricted share units at the election of Ms. Zelman.

Non-employee directors may elect to receive up to 50% of their annual director compensation in the form of fully-vested shares of our Class A common stock. Employees who also serve on the Board receive no additional compensation for their services.

The following table summarizes the compensation earned by our directors for the year ended December, 31, 2022:

	Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards(2) ($)	Other Compensation ($)		Total ($)
	David M. Guernsey	$75,000	$—	$—		$75,000
	James A. MacCutcheon	83,000	—	—		83,000
	Robert P. Pincus	71,000	—	—		71,000
	Socrates Verses	36,500	36,500	—		73,000
	Ivy Zelman	65,000	—	50,000	(3)	115,000

(1)	Amounts reflect the annual retainer and additional retainers for service on committees settled via quarterly cash payments
(2)	Amounts reflect the annual retainer and additional retainers for service on committees settled via quarterly issuances of fully vested Class A common stock.
(3)	Reflects consulting fees paid in cash to Ms. Zelman, per her election.
As of December 31, 2022, Ms. Zelman had 5,000 stock awards outstanding stemming from a November 2021 grant of 10,000 time-based restricted stock units.
For fiscal year 2023, the Board approved an increase of the annual retainer from $65,000 to $80,000.

Board Leadership Structure
Mr. Clemente serves as our Chairman of the Board and Chief Executive Officer and each of our two Board committees are led by different independent directors. The Board believes that this leadership structure is the most effective for the Company at this time for the following reasons:

•The combined Chairman/CEO role promotes decisiveness, fosters clear accountability, and enhances the clarity and consistency of corporate communications.
•The independent director-led Board committees provide external oversight on key business matters, act as an appropriate safeguard, and foster collaboration when it comes to developing corporate policies and strategies.
As the Company's ultimate decision-making body, the Board manages all key aspects of our business and is charged with establishing a corporate environment that promotes long-term success and maximizes stockholder value. In determining the appropriate leadership structure, the Board considers both the specific needs of the business and what is in the best interest of the Company’s stockholders.
Risk Oversight
The Board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with business strategy, operations, credit, financing, cybersecurity, and capital investments. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management processes. There are a number of ways our Board performs this function, including the following:
•Review of management reports at its regularly scheduled meetings that include updates on business operations, financial results, strategy and potential business risks;
•Audit Committee discussion with management about financial and enterprise risk management, including major risk exposures, and the steps management has taken to monitor and control such exposures; and
•Compensation Committee discussion with management about risks and exposures related to executive and employee compensation programs, including analysis on the impact of utilizing short-term versus long-term incentives. Management and the Compensation Committee have concluded that the risks associated with our compensation programs are not likely to have a material adverse effect on the Company.
Environment, Social and Governance ("ESG")
We are committed to pursuing environmental sustainability, social responsibility, and robust governance practices across all our operations. We recognize that development of real estate can have significant impact, positive or negative, for the surrounding community, the region, and the environment that we all share. We believe that companies developing real estate have a responsibility to maximize the positive impacts while taking steps to minimize negative impacts. Supporting and fostering these initiatives is instrumental in making our communities better places to live, work, and play while simultaneously bolstering asset value, reducing risk, and positively impacting all stakeholders. The following are highlights from our 2022 ESG Roadmap, the full version of which can be found in the “Corporate Responsibility” section of our website:
Environmental
We believe that environmentally sound business practices are critical to the long-term success of our business and the communities in which we operate. Our managed portfolio already includes multiple assets that are Leadership in Energy and Environmental Design (“LEED”) and Energy Star certified, and multiple initiatives are underway to increase the percentage of LEED and Energy Star certified buildings in our managed portfolio. We continue to expand our capabilities around monitoring energy and utility consumption at all our properties, allowing us to better identify opportunities to maximize efficiency and sustainability through operational and capital improvements.
In 2022, we announced a partnership with DAVIS Construction on the introduction of CarbonCure, a sustainable concrete component, in the construction of Phase II of our Reston Station development (A/K/A Reston Row District). CarbonCure is clean technology that produces greener concrete by recycling carbon dioxide (CO2) produced during the cement manufacturing process and injecting the recycled CO2 into fresh concrete during mixing. Once injected, the CO2 transforms into a mineral that improves the compressive strength of concrete and captures the recycled CO2 emissions which are never re-released into the atmosphere. Every cubic yard of concrete produced with CarbonCure technology saves an average of 25 pounds of carbon from entering the atmosphere, which will save millions of pounds of CO2 emissions from entering the atmosphere. Furthermore, we intend to engage our supply chain to incorporate sustainable designs, materials, and systems into all ongoing or future developments.
Our transit-oriented developments promote the use of mass transit, ride sharing, and alternate modes of transportation. We continue to expand the availability of electronic vehicle charging stations and bike racks at our properties to promote the reduction of congestion and our overall carbon footprint. In recognition of the positive impacts resulting from Reston Station’s design, the development was awarded the designation of Best Workplaces for Commuters in 2020 and 2021 by the Best Workplaces for Commuters Organization created by the National Center for Transit Research at the Center for Urban Transportation Research.
Social (Human Capital)
We strive to create extraordinary places and provide exceptional experiences in places people live, work, and play. We recognize the vital importance of community engagement in achieving this goal, which is why philanthropic partnerships have always been a key focus. We host a variety of community events in the public spaces we develop, aimed at creating rich and meaningful experiences. We support local organizations through charitable events, including Boys & Girls Club of Greater Washington, Habitat for Humanity, St. Jude Children’s Research Hospital, multiple youth sports organizations and local schools, and others. We partner with Cornerstones, Reston’s leading non-profit dedicated to helping underserved populations, to purchase winter coats for children and contribute meals to those in need. We encourage all employees to participate in charitable efforts in the community by providing paid leave to volunteer and numerous charitable contribution matching opportunities.
A key to our success is our ability to attract and retain a talented workforce that understands the numerous benefits of working in-office rather than remotely. We employ a diverse, multi-generational staff that consisted of 152 full-time and 18 part-time employees as of December 31, 2022. We promote collaboration, support, and innovation, providing all our employees the opportunity to achieve their professional and wellness goals. We continuously strive to diversify our workforce, provide equal access to opportunities to our people, and promote a working environment based on mutual trust, confidence, and respect. Our employees have access to a comprehensive suite of benefits, including, but not limited to: medical, dental, vision, and life insurance options; flexible and health savings accounts; 401k plan matching; and professional development reimbursement. We offer numerous wellness initiatives and training opportunities, including diversity training and a broad suite of e-learning courses.
We have continued to enforce certain protocols and procedures related to the COVID-19 pandemic as needed to ensure the safety, health, and comfort of our employees and the communities that we manage, and we remain in compliance with all federal and local ordinances and guidelines.
Governance
Our employees, managers and officers conduct our business under the direction of our CEO and the oversight of our Board of Directors (the “Board”) to enhance our long-term value for our stockholders. The core responsibility of our Board is to exercise its fiduciary duty to act in the best interests of our Company and our stockholders. In exercising this obligation, our Board and its individual committees perform several specific functions, including risk assessment, review and oversight. While management is responsible for the day-to-day management of risk, our Board retains oversight of risk management for our company, assisting management by providing guidance on strategic risks, financial risks, and operational risks.
We have established corporate governance guidelines and policies that promote Company values, including a code of conduct as well as a code of ethics. Our information security team deploys an array of cybersecurity capabilities to protect our various business systems and data. We continually invest in protecting against, monitoring, and mitigating risks across the enterprise. We had no material publicly reportable information security incidents in the fiscal year ended December 31, 2022.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Grant Thornton, LLP (“Grant Thornton”) as the Company's independent registered public for the fiscal year ended December 31, 2022. Grant Thornton has served as the Company's independent registered public accounting firm since June 2020 and does not have any direct or indirect financial interest in the Company or any of its subsidiaries.
We are asking our stockholders to ratify the selection of Grant Thornton as our independent registered public accounting firm that will audit our consolidated financial statements for the fiscal year ending December 31, 2023, and perform additional appropriate services. The Board and the Audit Committee consider Grant Thornton to be well qualified to serve as the Company’s independent registered public accounting firm.
Although action by stockholders for this matter is not required, the Board and the Audit Committee believe that it is appropriate to seek stockholder ratification of the appointment in order to provide our stockholders with a means of communicating their level of satisfaction with the Company's independent registered public accounting firm. If the proposal is not approved, the Audit Committee will take the result into consideration and will re-examine the appointment. The Audit Committee, at its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time if it feels that such a change would be in the best interests of the Company and our stockholders.
We anticipate that representatives of Grant Thornton will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Fees Paid to Independent Registered Public Accounting Firm
The following table summarizes fees and expenses fees billed by Grant Thornton, our registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$265,000	$252,000
Other Fees	—	52,000
Total	$265,000	$304,000
Audit fees include fees for professional services rendered in connection with the audit of the Company's annual consolidated financial statements included in the Company's Annual Report on Form 10-K and the review of the Company's quarterly consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.
Other fees include non-audit services provided by Grant Thornton, including assisting management with the performance of an ESG stakeholder materiality analysis in 2021.

Pre-Approval Policy and Procedures
The charter of the Audit Committee provides that the duties and responsibilities of the Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. All pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations. To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee, provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.
Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide the details associated with the particular service to be provided.
All of the services provided by Grant Thornton described above were approved by our Audit Committee.

Report of the Audit Committee
The Audit Committee oversees the Company’s accounting and financial reporting processes and the audit of its financial statements, including the performance and compensation of the Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal years ended December 31, 2022, and 2021 with management. The Audit Committee also reviewed with Grant Thornton, LLP ("Grant Thornton"), the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022, and 2021. The Audit Committee has discussed with Grant Thornton the matters required to be discussed by auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 (Communications with Audit Committees). This discussion included, among other things, a review of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect, and discussed with Grant Thornton its independence from management and the Company. The Audit Committee received the written disclosures and letters from Grant Thornton required by the PCAOB regarding communications with the Audit Committee concerning independence. The Audit Committee also has discussed whether the provision of any non-audit services to the Company is compatible with the independence of Grant Thornton. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.
Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by the Audit Committee,
James A. MacCutcheon, Chair
David M. Guernsey
Robert P. Pincus

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers ("NEOs"). The Compensation Committee will review and consider the results of the vote carefully. Depending upon the results of that review, the Compensation Committee will take such action, if any, as it deems appropriate.
Please review the “Summary Compensation Table” together with the related narrative disclosures in this Proxy Statement prior to voting. Our Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, is hereby APPROVED.”
Our executive compensation program is comprised principally of salary and, from time to time, equity and cash bonus, designed to: 1) align the compensation of our executives with stockholder value and financial performance, 2) achieve a balanced package that attracts and retains highly qualified senior officers, and 3) appropriately reflect each such officer’s individual performance and contributions. The Company regularly reviews its compensation programs and the overall compensation package paid to each of its executive officers to assess risk and to ensure that the program is structured appropriately and remains aligned with the Company’s strategic goals.
For the above reasons, the Board of Directors is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote, among other factors, when determining future compensation arrangements for our executive officers. Following the vote at the 2023 Annual Meeting of Stockholders, the next advisory vote on executive compensation will take place at our 2024 Annual Meeting of Stockholders.
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers are elected by, and serve at the discretion of, the Board of Directors.

Name	Age	Position
Christopher Clemente	63	Chairman of the Board of Directors & Chief Executive Officer
Christopher M. Guthrie	44	Chief Financial Officer & Executive Vice President
Timothy J. Steffan	57	Chief Operating Officer
Jubal R. Thompson	53	General Counsel & Executive Vice President
Set forth below is information regarding the individuals who serve as executive officers of the Company:
Christopher M. Guthrie has served as our Chief Financial Officer since June 2018. Prior to that, Mr. Guthrie served as Chief Financial Officer of Comstock Partners, LC, the private affiliated company owned by Mr. Clemente, since 2014. Mr. Guthrie also previously served as Principal at Red Zone Capital, where his responsibilities included management of the accounting and finance functions.
Timothy J. Steffan has served as our Chief Operating Officer since May 2022. He previously served as Executive Vice President of Asset Management, Leasing and Development since April 2018. Mr. Steffan has over 30 years of experience in asset management, leasing and real estate development for a variety of asset types and large-scale portfolios, including, without limitation, retail, office, multi-family, mixed use and hotel properties throughout the United States. Prior to joining the Company, Mr. Steffan served in various senior executive and management level positions with publicly traded commercial real estate companies, including JMB Realty, Macerich, and RPAI.

Jubal R. Thompson has served as our General Counsel since 1998, has been acting as our Corporate Secretary since 2004, and was appointed Executive Vice President in 2009. Mr. Thompson has significant experience in areas of real estate acquisitions and dispositions, real estate and corporate finance, corporate governance, mergers and acquisitions, and risk management.
Information about Mr. Clemente can be found in "Proposal 1: Election of Directors"

EXECUTIVE COMPENSATION
The Company qualifies as a “smaller reporting company” (as defined under SEC rules), therefore only our chief executive officer and next two highest paid executive officers who were serving as such at the end of the last completed fiscal year are considered “named executive officers” for purposes of disclosure in this Proxy Statement.
Summary Compensation Table
The following table sets forth the compensation paid to the Company’s named executive officers for the fiscal years ended December 31, 2022 and 2021.

	Name and Principal Position	Year(1)	Salary ($)	Bonus(2) ($)	Stock awards(3) ($)	All other compensation(4)	Total ($)
	Christopher Clemente	2022	$500,000	$600,000	$—	$12,200	$1,112,200
	Chairman & CEO	2021	500,000	475,000	—	—	975,000

	Christopher M. Guthrie	2022	360,500	516,500	46,457	12,200	935,657
	CFO & EVP

	Timothy Steffan	2022	360,500	750,098	46,457	12,200	1,169,255
	COO	2021	350,000	450,260	36,729	11,600	848,589

(1)	Compensation information excluded for those fiscal years in which the individual was not a named executive officer.

(2)
Cash bonus amounts reflect the related period in which they are earned, even if paid in a subsequent period. All cash bonus amounts are reviewed and approved by the Compensation Committee and are discretionary in nature.

(3)	These amounts represent the estimated grant date fair value of time-based and performance-based restricted stock unit awards, in each case computed in accordance with FASB ASC Topic 718. In the case of the performance-based restricted stock units, this value is based on the probable outcome of the performance metric(s) as of the grant date. The performance-based awards are recognized by the Company as share-based compensation expense over a three-year period. Assuming the annual performance-based restricted stock units vest at the maximum level, which is 120% of the target, the total grant date values of the time-based and performance-based restricted stock units granted in 2022 would be $51,103 for each of Mr. Guthrie and Mr. Steffan. For additional information regarding assumptions underlying the valuation of stock awards, please refer to Notes 2 and 10 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)	Includes 401(k) employer contributions equal to matches of 100% of an employee's deferral up to 3% and matches of 50% of an employee's deferral on the next 2%.
Material Terms of Restricted Stock Unit Awards
In February 2019, the Company approved the 2019 Omnibus Incentive Plan (the “2019 Plan”), which replaced and superseded the Company’s 2004 Long-Term Compensation Plan. The 2019 Plan provides for the issuance of, among other things, restricted stock awards to employees in the form of time-based restricted stock unit awards (“Time-Based Grants”) and performance-based restricted stock unit awards (“Performance-Based Grants”). Time-Based Grants issued pursuant to the 2019 Plan have a vesting schedule determined by our Compensation Committee, typically vesting evenly over a four year period. Performance-Based Grants may be earned based upon achievement of established performance objectives determined by our Compensation Committee. All Performance-Based Grants vest based upon the Company’s cumulative Adjusted EBITDA targets calculated over a three-year rolling period and allow for vesting between 60% to 120% of the target award measured on a pro-rata basis to determine the final vesting amount at the end of the three year period. The specific terms and conditions of the Time-Based Grants and Performance-Based Grants are reviewed and approved by the Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity awards held by the named executive officers as of December 31, 2022:

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2) (#)		Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested(3) (#)	Equity Incentive Plan Awards: Market value of payout value of unearned shares, units or other rights that have not vested ($)
Christopher Clemente	12/11/2014	3,571	—	$7.63	12/11/24	—		—	—	—
Christopher M. Guthrie	4/29/2019	—	—	—	—	20,000		85,000	—	—
	1/2/2020	—	—	—	—	—		—	11,160	47,430
	1/2/2020	—	—	—	—	5,580		23,715	—	—
	1/2/2020	—	—	—	—	72,545	(4)	308,316	—	—
	1/11/2021	—	—	—	—	—		—	5,775	24,544
	1/11/2021	—	—	—	—	4,331		18,407	—	—
	1/11/2022	—	—	—	—	—		—	5,017	21,322
	1/11/2022	—	—	—	—	5,017		21,322	—	—
Timothy J. Steffan	6/27/2018	50,000	—	$3.30	6/27/2028	—		—	—	—
	4/29/2019	—	—	—	—	20,000		85,000	—	—
	1/2/2020	—	—	—	—	—		—	11,160	47,430
	1/2/2020	—	—	—	—	5,580		23,715	—	—
	1/2/2020	—	—	—	—	72,545	(4)	308,316	—	—
	1/11/2021	—	—	—	—	—		—	5,775	24,544
	1/11/2021	—	—	—	—	4,331		18,407	—	—
	1/11/2022	—	—	—	—	—		—	5,017	21,322
	1/11/2022	—	—	—	—	5,017		21,322	—	—

(1)    All stock option awards vest evenly over a four-year period in four annual installments that occur on each subsequent anniversary of the grant date. There are no outstanding stock option awards that are unexercisable.
(2)    Time-based restricted stock units that vest and convert into common stock evenly over a four-year period in four annual installments that occur on each subsequent anniversary of the grant date, unless otherwise noted. Related market value is based on the $4.25 closing price of our common stock on December 31, 2022.
(3)    Performance-based restricted-stock units that vest by March 15 after the third anniversary of the grant date based on achievement of defined performance metrics that are measured and approved by the Compensation Committee (see "Material Terms of Restricted Stock Unit Awards" for further information). Related market value is based on the $4.25 closing price of our common stock on December 31, 2022 and assumes vesting at target.
(4)    Time-based restricted stock units that vest and convert into common stock over a seven-year period according to the following schedule: vest 6.25% on January 10, 2021, 12.5% on January 10, 2022, 18.75% on January 10, 2023, 25% on January 10, 2024, 18.75% on January 10, 2025, 12.5% on January 10, 2026, and 6.25% on January 10, 2027.
Potential Payments on Termination or Change in Control
Pursuant to Mr. Clemente’s 2020 Employment Agreement, if his employment is terminated by us without cause or if he resigns for good reason, as such terms are defined in his agreement, then he is entitled to continue to receive his then-current salary for 48 months. Mr. Clemente will also be entitled to receive a cash payment equal to two (2) times one hundred percent (100%) of the bonus that he would have been entitled to had he remained our employee until the end of our fiscal year. This cash payment will be due and payable on the earlier of (i) 90 days after our last payment of his then-current salary, or (ii) the end of the fiscal year in which the termination without cause occurs. In the event we terminate Mr. Clemente without cause or he resigns for good reason within the 24 calendar month period following the effective date of a change in control, the cash payment will be due and payable in full within 30 days of the effective date of the termination without cause. In addition, Mr. Clemente will be entitled to continue to participate in employee benefit plans, programs and arrangements for a period of 48 months following his termination of employment. If Mr. Clemente’s employment is terminated by reason of death, then he is entitled to receive his then-current salary for 12 months, and he will also be entitled to any earned but unpaid bonus with respect to the fiscal year in which his death occurred. If Mr. Clemente’s employment is terminated by reason of disability, then he is entitled to receive his then-current salary for 24 months, and he will also be entitled to two (2) times one hundred percent (100%) of any earned but unpaid bonus with respect to the fiscal year in which his disability occurred.

The Company does not have employment agreements in place with Mr. Guthrie or Mr. Steffan.

Other Compensation Information

Pay-Versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure about the relationships between executive compensation actually paid (as defined by SEC rules) and our financial performance.
In determining the compensation actually paid to our NEOs, as required pursuant to SEC rules, we are required to make various adjustments to the amounts provided in the “Summary Compensation Table” provided elsewhere in this Proxy Statement (as described in further detail in the footnotes to the table below). The “Summary Compensation Table” and the compensation actually paid amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.
In accordance with the SEC’s rules, the following table sets forth the required disclosure for our principal executive officer, which is our Chief Executive Officer, and our average NEOs (excluding the Chief Executive Officer) for the fiscal years ended December 31, 2022 and 2021.

	Reporting Period	Summary Compensation Table total for CEO ($)	Compensation actually paid to CEO (1) ($)	Average Summary Compensation Table Total for non-CEO NEOs (2) ($)	Average compensation actually paid to non-CEO NEOs (1) ($)	Value of initial fixed $100 investment based on total shareholder return (3) ($)	Net income (loss) (4) ($)
	2022	$1,112,200	$1,112,200	$1,052,456	$965,944	$134	$7,346,858
	2021	975,000	975,000	798,459	1,089,177	153	13,608,709

(1)	Reflects "Summary Compensation Table" total (or average total for non-CEO NEOs) adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table. Fair value or change in fair value, as applicable, of equity awards included in the compensation actually paid are estimated using assumptions and methodologies substantially consistent with those used at grant. These are consistent with the principles in ASC 718 and described further in our Annual Report on Form 10-K.

(2)	Reflects the average compensation amounts reported in the “Summary Compensation Table” for our NEOs (excluding the Chief Executive Officer), which included the following executive officers: 2022 (Christopher M. Guthrie and Timothy J. Steffan); 2021 (Timothy J. Steffan and Jubal R. Thompson).

(3)	Reflects the total shareholder return (“TSR”) of a $100 investment in the Company from the beginning of fiscal year 2021 through fiscal year 2022.

(4)
Reflects “Net income (loss)” in the Company’s consolidated statements of operations for the fiscal years ended December 31, 2022 and 2021. On March 31, 2022, the Company completed the sale of Comstock Environmental Services, LLC ("CES"), a wholly owned subsidiary that is reflected as a discontinued operation for both periods. Net income from continuing operations for the fiscal years ended December 31, 2022 and 2021 was $7.7 million, and $16.0 million, respectively.

Reconciliation of Compensation Actually Paid Table

		CEO		Non-CEO NEOs (Average)
		2022	2021	2022	2021
	Summary Compensation Table (SCT) total	$1,112,200	$975,000	$1,052,456	$798,459
	Deduct: SCT value of equity awards	—	—	(46,457)	(36,729)
	Add: Equity award adjustments:
	Period-end fair value of equity awards granted during the period (1)	—	—	44,413	60,135
	Change in fair value of outstanding and unvested equity awards (1)	—	—	(71,598)	218,025
	Change in fair value of equity awards that vested during the period	—	—	(12,870)	49,287
	Compensation actually paid	$1,112,200	$975,000	$965,944	$1,089,177

(1)	Calculated using the closing prices of CHCI common stock as of the last day of the respective fiscal years: $4.25 for 2022 and $4.85 for 2021.

(2)	Calculated by comparing the closing prices of CHCI common stock on the vesting date(s) to the closing price as of the prior fiscal year end.

Relationship Between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” (as defined by the SEC) and other information contained in the pay-versus-performance table. There were no adjustments required to be made to CEO compensation, as Mr. Clemente's compensation for the covered periods shown was entirely based in cash and he had only one equity award outstanding that was fully vested.
Relationship Between Compensation Actually Paid and TSR
Compensation actually paid to non-CEO NEOs and TSR were both higher in 2021 than 2022 primarily due the Company’s stock price being higher as of December 31, 2021 than it was as of December 31, 2022.

Compensation Actually Paid vs. Cumulative Company TSR
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$200
$100
$-
Value of Fixed $100 Investment
2020
2021
2022
CEO
Non-CEO NEO Average
Company TSR

Relationship Between Compensation Actually Paid and Net Income
2021 net income included a one-time, non-cash tax benefit stemming from the partial release of a deferred tax valuation allowance, driving the declining net income trend from 2021 to 2022. As noted above, the Company generally utilizes Adjusted EBITDA, which increased from 2021 to 2022, as its most prominent performance metric when determining executive compensation (see the Company's 2022 Annual Report on Form 10-K for further information).

Compensation Actually Paid vs. Company Net Income
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Net Income
2021
2022
CEO
Non-CEO NEO Average
Net Income

STOCK OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2023, by (1) each director and named executive officer of the Company, (2) all directors and executive officers of the Company as a group, and (3) each person known by us to own more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Class A common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days after April 17, 2023, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Class A Common Stock (1)		Class B Common Stock		Beneficial Ownership of Class A and Class B Common Stock
Name of Beneficial Owner	Amount	%	Amount	%	Economic (%)	Voting (%)
Stockholders owning more than 5% of our common stock
Dwight Schar	2,963,360	31.2	—	—	30.5	23.2
505 South Flagler Drive, Suite 900
West Palm Beach, FL 33401
Named executive officers and directors
Christopher Clemente (2)	2,831,735	29.8	220,250	100.00	31.4	47.9
Jubal R. Thompson	218,814	2.3	—	—	2.3	1.7
James A. MacCutcheon (3)	151,371	1.6	—	—	1.6	1.2
Timothy Steffan	139,192	1.5	—	—	1.4	1.1
Christopher Guthrie	76,075	1.0	—	—	1.0	*
Robert Pincus (4)	69,235	*	—	—	*	*
David M. Guernsey (5)	95,683	*	—	—	*	*
Socrates Verses (6)	25,872	*	—	—	*	*
Ivy Zelman	10,000	*	—	—	*	*
Thomas J. Holly	1,349	*	—	—	*	*
All directors and executive officers as a group (10 persons)	3,619,326	38.1	220,250	100.00	39.5	54.1

*    Less than 1% of the outstanding shares of common stock
(1)    Does not include shares of our Class A common stock issuable upon conversion of our Class B common stock. Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of our Class B common stock is entitled to fifteen votes per share of Class B common stock and each holder of our Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be provided in our certificate of incorporation or as required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)    Includes the following held by Mr. Clemente’s wife, Teresa Schar: 66,128 shares of our Class A common stock including exercisable stock options and warrants to purchase 12,000 and 5,000 shares, respectively, of our Class A common stock. Includes 3,571 shares of Class A Common Stock subject to exercisable stock options held by Mr. Clemente. 693,351 shares of our Class A common stock and 195,250 shares of our Class B common stock are held by FR54, LLC, an entity that is owned by Mr. Clemente and his wife. 45,926 shares of our Class A common stock are held in various trusts for the benefit of Mr. Clemente’s children. Mr. Clemente is the custodian for each trust. 124,465 shares of our Class A common stock are held by Stonehenge Funding, LC, an entity wholly owned by Mr. Clemente. 772,749 shares of our Class A common stock are held by CP Real Estate Services, LC (f/k/a Comstock Development Services, LC), an entity wholly owned by Mr. Clemente. 924,126 shares of our Class A common stock are held by Clemente Investment Management, LLC, an entity that is owned by Mr. Clemente and his wife.
(3)    Includes warrants to purchase 4,286 shares of our Class A common stock.
(4)    Includes 1,382 shares held by RLR Investment Management, LLC, an entity that is owned by Mr. Pincus and warrants to purchase 893 shares of our Class A common stock.

(5)    Includes warrants to purchase 3,571 shares of our Class A common stock.
(6)    Reflects 11,075 shares of Class A common stock indirectly owned by Mr. Verses' spouse.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2022, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, with the exception of the following: Mr. Verses has not filed a Form 4 with respect to 7,713 Class A common stock, Ms. Zelman has not filed a Form 4 with respect to 5,000 Class A common stock, Mr. Thompson has not filed a Form 4 with respect to 10,760 Class A common stock, Mr. Steffan has not filed a Form 4 with respect to 16,070 Class A common stock, and Mr. Guthrie has not filed a Form 4 with respect to 21,714 Class A common stock. Since conducting its review, the Company is developing new procedures to ensure improved compliance on an on-going basis and is working with the preceding officers and directors to file the missed Form 4s as soon as possible.

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2022 with respect to compensation plans under which the Company’s equity securities are authorized for issuance and have been granted:

	Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Rights(2) (a)	Weighted-Average Exercise Price of Outstanding Options and Rights (3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
	Equity compensation plans approved by stockholders	831,859	$4.08	1,567,898
	Equity compensation plans not approved by stockholders	—	—	—
	Total	831,859		1,567,898

(1)	See Notes 2 and 10 in the Company's latest Annual Report on Form 10-K for additional information on stock-based compensation plans

(2)	Amounts shown also reflect outstanding time-based and performance-based restricted stock units

(3)	Does not take impact of restricted stock units reflected in column (a) into account

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than the transactions described below, from January 1, 2021 through December 31, 2022, there have not been any transaction or series of similar transactions to which we were a participant in which the amount involved exceeded $120,000 or 1% of the average of the Company’s total assets as of December 31, 2021 and December 31, 2022, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest.
We believe that all of these transactions are on terms that are comparable to or not less favorable than terms that would or could have been obtainable from unaffiliated third parties. All proposed future related party transactions will be submitted to our Board for review and will require a majority vote of the independent directors for approval. Ongoing transactions are reviewed annually to ensure that they are still comparable to or not less favorable than terms that would have or could have been obtainable from unaffiliated third parties. Our Chief Financial Officer and/or our General Counsel, assuming they are not party to the proposed transaction, coordinates with the independent directors in evaluating the fairness to us of the proposed transactions.

Master Asset Management Agreement
On June 13, 2022, CHCI Asset Management, L.C. (“CAM”), an entity wholly owned by the Company, entered into a new master asset management agreement with Comstock Partners, LC ("CP"), an entity controlled by Mr. Clemente and wholly owned by Mr. Clemente and certain family members, to manage and administer CP’s commercial real estate portfolio (the "Anchor Portfolio") and the day to-day operations of CP and its subsidiaries (the “2022 AMA”). This agreement superseded in its entirety the previous asset management agreement between CAM and CP Real Estate Services, LC ("CPRES") dated April 30, 2019 (the “2019 AMA”). The 2022 AMA increased the base fees collected, expanded the services that qualify for additional supplemental fees, extended the term through 2035, and most notably introduced a mark-to-market incentive fee based on the imputed profit of Anchor Portfolio assets, generally as each is stabilized and as further specified in the agreement. Entry into the 2022 AMA was unanimously approved by the independent directors of the Company.
Consistent with the structure of the 2019 AMA, the 2022 AMA engages CAM to provide investment advisory, development, and asset management services necessary to build out, stabilize, and manage assets in the Anchor Portfolio, which currently consists primarily of two of the larger transit-oriented, mixed-use developments in the Washington D.C. area (Reston Station and Loudoun Station) that are owned by CP Entities and ultimately controlled by Mr. Clemente.
Pursuant to the fee structures set forth in both the 2022 AMA and 2019 AMA, CAM is entitled to receive an annual payment equal to the greater of the "Cost-Plus Fee" or the "Market Rate Fee". The Cost-Plus Fee is equal to the sum of (i) the comprehensive costs incurred by or for providing services to the Anchor Portfolio, (ii) the costs and expenses of the Company related to maintaining the listing of its shares on a securities exchange and complying with regulatory and reporting obligations of a public company, and (iii) a fixed annual payment of $1.0 million. The Market Rate Fee calculation is defined in the respective asset management agreements. In addition to the annual payment of either the Market Rate Fee or the Cost-Plus Fee, CAM is also entitled on an annual basis to receive certain supplemental fees, as detailed in the respective asset management agreements.
The 2022 AMA will terminate on January 1, 2035 (“Initial Term”), and will automatically renew for successive additional one year terms (each an “Extension Term”) unless CP delivers written notice of non-renewal of the 2022 AMA at least 180 days prior to the termination date of the Initial Term or any Extension Term. Twenty-four months after the effective date of the 2022 AMA, CP is entitled to terminate the 2022 AMA without cause upon 180 days advance written notice to CAM. In the event of such a termination and in addition to the payment of any accrued annual fees due and payable as of the termination date under the 2022 AMA, CP is required to pay a termination fee equal to two times the Cost-Plus Fee or Market Rate Fee paid to CAM for the calendar year immediately preceding the termination.
Residential, Commercial, and Parking Property Management Agreements
The Company entered into separate residential property management agreements with properties owned by CP Entities under which the Company receives fees to manage and operate the properties, including tenant communications, leasing of apartment units, rent collections, building maintenance and day-to-day operations, engagement and supervision of contractors and vendors providing services for the buildings, and budget preparation and oversight.
The Company entered into separate commercial property and parking management agreements with several properties owned by CP Entities under which the Company receives fees to manage and operate the office and retail portions of the properties, including tenant communications, rent collections, building maintenance and day-to-day operations, engagement and supervision of contractors and vendors providing services for the buildings, and budget preparation and oversight. These property management agreements each have initial terms of one year with successive, automatic one-year renewal terms. The Company generally receives base management fees under these agreements based upon a percentage of gross rental revenues for the portions of the buildings being managed in addition to reimbursement of specified expenses, including employment expenses of personnel employed by the Company in the management and operation of each property.
Construction Management Agreements
The Company has construction management agreements with properties owned by CP Entities under which the Company receives fees to provide certain construction management and supervision services, including construction supervision and management of the buildout of certain tenant premises. The Company receives a flat construction management fee for each engagement under a work authorization based upon the construction management or supervision fee set forth in the applicable tenant’s lease, which fee is generally 1% to 4% of the total costs (or total hard costs) of construction of the tenant’s improvements in its premises, or as otherwise agreed to by the parties.

Lease Procurement Agreements
The Company has lease procurement agreements with properties owned by CP Entities under which the Company receives certain finders fees in connection with the procurement of new leases for such properties where an external broker is not engaged on behalf of the CP Entities. Such leasing fees are supplemental to the fees generated from the Company's management agreements referenced above and are generally 1-2% of the future lease payments to be received by the CP Entity from the executed lease.
Business Management Agreements
On April 30, 2019, CAM entered into a Business Management Agreement with Comstock Investors X, LC ("Investors X"), whereby CAM provides Investors X with asset and professional services related to the wind down of the Company’s divested homebuilding operations and the continuation of services related to the Company’s divested land development activities. The aggregate fee payable to CAM from Investors X under the Business Management Agreement is $0.9 million payable in 15 quarterly installments of $0.1 million each and ending on December 31, 2022. The Class B Member of Investors X is CP Real Estate Services, LC ("CPRES"), an entity controlled and wholly owned by Mr. Clemente. The Company is the Class A Member of Investors X.
On July 1, 2019, CAM entered into a Business Management Agreement (the “BC Management Agreement”) with CPRES, whereby CAM provides CPRES with professional management and consultation services, including, without limitation, consultation on land development and real estate transactions, for a residential community located in Monteverde, Florida. The BC Management Agreement is structured in successive renewable one-year terms. The BC Management Agreement provides that CPRES will pay CAM an annual management fee equal to $0.3 million, payable in equal monthly installments during the term commencing on July 1, 2019, and will reimburse CAM for certain expenses.
The Hartford
In December 2019, the Company made an investment related to the purchase of the Hartford, a stabilized commercial office building located at 3101 Wilson Boulevard in the Clarendon area of Arlington County, Virginia. In conjunction with the investment, the Company entered into an operating agreement with CP to form Comstock 3101 Wilson, LC, to purchase the Hartford. Pursuant to the Operating Agreement, the Company held a minority membership interest of the Hartford and the remaining membership interests of the Hartford are held by CP.
In February 2020, the Company, CP and DWF VI 3101 Wilson Member, LLC (“DWF”), an unaffiliated, third party, equity investor in the Hartford, entered into a limited liability company agreement (the “DWC Operating Agreement”) to form DWC 3101 Wilson Venture, LLC (“DWC”) to, among other things, acquire, own and hold all interests in the Hartford. In furtherance thereof, on February 7, 2020, the Original Operating Agreement was amended and restated (the “A&R Operating Agreement”) to memorialize the Company’s and CP’s assignment of 100% of its membership interests in the Hartford to DWC. As a result thereof, DWC is the sole member of the Hartford Owner. The Company and CP, respectively, hold minority membership interests in, and DWF holds the majority membership interest in, DWC.
BLVD Forty Four/BLVD Ansel
In October 2021 and March 2022, the Company entered into joint ventures with CP to acquire BLVD Forty Four and BLVD Ansel, respectively, two adjacent mixed-use luxury high-rise apartment buildings located near the Rockville Metro Station in Montgomery County, Md. The Company considers BLVD Forty Four and BLVD Ansel to be variable interest entities upon which it exercises significant influence; however, considering key factors such as the Company’s ownership interest, participation in policy-making decisions, and oversight of management services by majority equity holders, the Company concluded that the power to direct activities that most significantly impact economic performance is shared. Given that the Company is not the entity most closely associated with the properties, it concluded that it is not the primary beneficiary and does not have a controlling financial interest in either property. The Company's ownership interest in these projects is 5%.
Corporate Leases
On November 1, 2020, the Company relocated its corporate headquarters to a new office space pursuant to a ten-year lease agreement with an affiliate controlled and owned by Christopher Clemente, its Chief Executive Officer, and his family as landlords. On November 1, 2022 the Company executed a 3,778 square foot lease expansion agreement with terms that align with the original agreement.
On January 1, 2022, ParkX Management, LC, a subsidiary of the Company, entered into a five-year lease agreement for its parking operations monitoring center with an affiliate controlled and owned by Christopher Clemente, its Chief Executive Officer, and his family as landlords.

Series C Preferred Stock Redemption
On June 13, 2022, the Company entered into a Share Exchange and Purchase Agreement ("SEPA") with CPRES, pursuant to which the Company acquired from CPRES all outstanding shares of its non-convertible and non-redeemable Series C preferred stock for (i) 1.0 million shares of the Company’s Class A common stock, valued at the consolidated closing bid price of the Class A shares on Nasdaq on the business day immediately preceding the entry into the SEPA and (ii) $4.0 million in cash. The SEPA was unanimously approved by the independent directors of the Company. Upon completion of the transaction, all of the shares of Series C preferred stock were immediately cancelled and fully retired.
Credit Facility - Due to Affiliates
On March 19, 2020, the Company entered into a Revolving Capital Line of Credit Agreement with CPRES, pursuant to which the Company secured a $10.0 million capital line of credit (the “Credit Facility”), on which it made a $5.5 million initial draw with an April 30, 2023 maturity date. The CPRES Line of Credit matures on March 19, 2025 and further provides that the Company and CPRES may enter into a separate note evidencing a disbursement reasonably expected to have a term in excess of twelve (12) months. Disbursements under the CPRES Line of Credit bear interest at the sum of (i) the Prime rate as reported by the Wall Street Journal, and (ii) 1%.
On September 30, 2022, the Company paid down its $5.5 million outstanding principal balance on the Credit Facility in full. As of December 31, 2022, the Credit Facility remained available for use and the Company had no outstanding debt or financing arrangements for which future payments are due.
Procedures for Approval of Related Person Transactions
Our policy for the review and approval of transactions between us and related persons is set forth in our Corporate Governance Guidelines. The independent directors will meet to review and approve or reject all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board regarding approval or rejection of any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, severance agreements, termination agreements, and loans to employees made or guaranteed by the Company.

OTHER INFORMATION
Deadline for Receipt of Stockholder Proposals
Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2024 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, by the Securities and Exchange Commission (“SEC”) must be received at our principal executive offices not later than January 6, 2024, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
Under our Bylaws, stockholders who wish to submit a proposal at the 2024 Annual Meeting of Stockholders, other than one that will be included in our proxy statement, must deliver such proposal to the Secretary our principal executive offices between February 15, 2024 and March 16, 2024, unless the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2023 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us in the appropriate time frame and such proposal is brought before the 2023 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2023 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Comstock Holding Companies, Inc., 1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190, Attention: Corporate Secretary.
Incorporated by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in this section shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
Annual Report on Form 10-K
We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2022 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K will also be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s Secretary at our principal executive office set forth in this proxy statement.
Other Matters
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors,

Jubal R. Thompson
General Counsel and Secretary
Reston, Virginia
May 1, 2023

COMSTOCK

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/CHCI** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-670-1365** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Comstock Holding Companies, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 17, 2023

TIME: Wednesday, June 14, 2023 9:00 AM, Eastern Time

PLACE: 1900 Reston Metro Plaza, 2nd Floor Conference Center
Reston, Virginia 20190

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder of Comstock Holding Companies, Inc. (the Company"), a Delaware corporation, hereby acknowledges receipt of the notice of the 2023 Annual Meeting of Stockholders and appoints Christopher M. Guthrie and Jubal R. Thompson (the "Named Proxies"), and each or either of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders and any adjournment or postponement thereof, and authorizes them, and each of them, to vote all the shares of common stock of the "Company" the undersigned is entitled to vote, upon the matters specified and upon such other matters as may be properly brought before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Comstock Holding Companies, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three (3) directors to serve for a three-year term expiring in 2026.				
		FOR	WITHHOLD		
	1.01 David M. Guernsey	☐	☐		FOR
	1.02 James A. MacCutcheon	☐	☐		FOR
	1.03 Robert P. Pincus	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratify the appointment of Grant Thornton, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR
3.	Conduct an advisory vote to approve the 2022 compensation of the Company's named executive officers.	☐	☐	☐	FOR
4.	Transact such other business that may come before the meeting.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date